2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 Amendment, of our audit report dated September 5, 2014 relative to the financial statements of Arrakis Mining Research, Inc. as of December 31, 2013 and for the period from Inception (June 14, 2013) through December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

October 28, 2014